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                                  EXHIBIT 23.

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Wegener Corporation
Duluth, Georgia

    We hereby consent to the incorporation by reference in the Registration Statements (File No. 33-45390 and No. 33-42007) of our reports dated November 20, 1995 relating to the consolidated financial statements and schedules of Wegener Corporation and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended September 1, 1995.

                                          BDO Seidman, LLP

Atlanta, Georgia
December 13, 1995

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